EXHIBIT 99.1

Contact:	Franklin Resources, Inc.
Investor Relations: Brian Sevilla (650) 312-4091
Media Relations: Matt Walsh (650) 312-2245
investors.franklinresources.com

FOR IMMEDIATE RELEASE

Franklin Resources, Inc. Announces First Quarter Results

San Mateo, CA, January 30, 2020 – Franklin Resources, Inc. (the “Company”) [NYSE: BEN] today announced net income1 of $350.5 million or $0.70 per diluted share for the quarter ended December 31, 2019, as compared to $306.4 million or $0.61 per diluted share for the previous quarter, and $275.9 million or $0.54 per diluted share for the quarter ended December 31, 2018.

“Through sound expense discipline, we were encouraged to see a second consecutive quarter of significant net income increases, even as net redemptions have continued,” said Greg Johnson, Chairman and CEO of Franklin Resources, Inc. “We’re making strong progress on our important long-term focus areas, including the recently announced acquisitions of Athena Capital and Pennsylvania Trust which will expand Fiduciary Trust, our high-net-worth business, by nearly 50% in assets under management.”

	Quarter Ended		% Change	Quarter Ended	% Change
	31-Dec-19	30-Sep-19	Qtr. vs. Qtr.	31-Dec-18	Year vs. Year
Financial Results
(in millions, except per share data)
Operating revenues	$1,412.7	$1,452.5	(3%)	$1,411.5	0%
Operating income	392.7	391.5	0%	411.5	(5%)
Operating margin	27.8%	27.0%		29.2%

Net income¹	$350.5	$306.4	14%	$275.9	27%
Diluted earnings per share	0.70	0.61	15%	0.54	30%

Assets Under Management
(in billions)
Ending	$698.3	$692.6	1%	$649.9	7%
Average[2]	693.8	702.0	(1%)	683.2	2%
Net flows	(12.3)	(12.8)		(7.3)

Total assets under management (“AUM”) were $698.3 billion at December 31, 2019, up $5.7 billion or 1% during the quarter due to $18.0 billion of net market change, distributions and other, partially offset by $12.3 billion of net outflows.

Cash and cash equivalents and investments were $7.8 billion at December 31, 2019, as compared to $7.4 billion at September 30, 2019. Including the Company’s direct investments in consolidated investment products, cash and cash equivalents and investments were $8.6 billion at December 31, 2019, as compared to $8.5 billion at September 30, 2019. Total stockholders’ equity was $10.8 billion at December 31, 2019, as compared to $10.6 billion at September 30, 2019. The Company had 497.6 million shares of common stock outstanding at December 31, 2019, as compared to 499.3 million shares outstanding at September 30, 2019. The Company repurchased 4.6 million shares of its common stock for a total cost of $123.6 million during the quarter ended December 31, 2019.

Conference Call Information

A commentary on the results by Chairman and CEO Greg Johnson, Executive Vice President and CFO Matthew Nicholls and President and COO Jennifer Johnson will be available today at approximately 8:30 a.m. Eastern Time. Access to the commentary will be available via investors.franklinresources.com.

Johnson, Nicholls and Johnson will also lead a live teleconference today at 11:00 a.m. Eastern Time to answer questions of a material nature. Access to the teleconference will be available via investors.franklinresources.com or by dialing (877) 407-8293 in the U.S. and Canada or (201) 689-8349 internationally. A replay of the teleconference can also be accessed by calling (877) 660-6853 in the U.S. and Canada or (201) 612-7415 internationally using access code 13697876, after 2:00 p.m. Eastern Time on January 30, 2020 through March 1, 2020.

Analysts and investors are encouraged to review the Company’s recent filings with the U.S. Securities and Exchange Commission and to contact Investor Relations at (650) 312-4091 before the live teleconference for any clarifications or questions related to the earnings release or commentary.

FRANKLIN RESOURCES, INC. CONSOLIDATED STATEMENTS OF INCOME Unaudited
(in millions, except per share data and AUM)	Three Months Ended December 31,		% Change
	2019	2018
Operating Revenues
Investment management fees	$979.7	$971.8	1%
Sales and distribution fees	351.5	354.8	(1%)
Shareholder servicing fees	50.0	55.1	(9%)
Other	31.5	29.8	6%
Total operating revenues	1,412.7	1,411.5	0%
Operating Expenses
Sales, distribution and marketing	443.9	444.5	0%
Compensation and benefits	389.4	355.0	10%
Information systems and technology	62.5	60.9	3%
Occupancy	34.5	31.2	11%
General, administrative and other	89.7	108.4	(17%)
Total operating expenses	1,020.0	1,000.0	2%
Operating Income	392.7	411.5	(5%)
Other Income (Expenses)
Investment and other income (losses), net	59.6	(59.1)	NM
Interest expense	(6.7)	(6.4)	5%
Other income (expenses), net	52.9	(65.5)	NM
Income before taxes	445.6	346.0	29%
Taxes on income	97.5	86.0	13%
Net income	348.1	260.0	34%
Less: net income (loss) attributable to
Redeemable noncontrolling interests	9.0	(15.4)	NM
Nonredeemable noncontrolling interests	(11.4)	(0.5)	NM
Net Income Attributable to Franklin Resources, Inc.	$350.5	$275.9	27%

Earnings per Share
Basic	$0.70	$0.54	30%
Diluted	0.70	0.54	30%
Dividends Declared per Share	$0.27	$0.26	4%

Average Shares Outstanding
Basic	494.7	510.3	(3%)
Diluted	495.3	510.8	(3%)

Operating Margin	27.8%	29.2%

AUM (in billions)
Ending	$698.3	$649.9	7%
Average	693.8	683.2	2%
Net flows	(12.3)	(7.3)

FRANKLIN RESOURCES, INC. CONSOLIDATED STATEMENTS OF INCOME Unaudited
(in millions, except per share data)	Three Months Ended		% Change	Three Months Ended
	31-Dec-19	30-Sep-19		30-Jun-19	31-Mar-19	31-Dec-18
Operating Revenues
Investment management fees	$979.7	$1,001.6	(2%)	$1,019.4	$992.4	$971.8
Sales and distribution fees	351.5	363.8	(3%)	367.5	358.5	354.8
Shareholder servicing fees	50.0	51.4	(3%)	52.7	57.1	55.1
Other	31.5	35.7	(12%)	37.1	25.8	29.8
Total operating revenues	1,412.7	1,452.5	(3%)	1,476.7	1,433.8	1,411.5
Operating Expenses
Sales, distribution and marketing	443.9	463.3	(4%)	462.4	449.4	444.5
Compensation and benefits	389.4	382.4	2%	437.7	409.6	355.0
Information systems and technology	62.5	69.8	(10%)	65.7	62.1	60.9
Occupancy	34.5	38.8	(11%)	32.2	31.4	31.2
General, administrative and other	89.7	106.7	(16%)	103.8	101.8	108.4
Total operating expenses	1,020.0	1,061.0	(4%)	1,101.8	1,054.3	1,000.0
Operating Income	392.7	391.5	0%	374.9	379.5	411.5
Other Income (Expenses)
Investment and other income (losses), net	59.6	11.3	427%	44.2	118.7	(59.1)
Interest expense	(6.7)	(7.0)	(4%)	(5.6)	(5.7)	(6.4)
Other income (expenses), net	52.9	4.3	NM	38.6	113.0	(65.5)
Income before taxes	445.6	395.8	13%	413.5	492.5	346.0
Taxes on income[3]	97.5	86.5	13%	158.9	110.9	86.0
Net income	348.1	309.3	13%	254.6	381.6	260.0
Less: net income (loss) attributable to
Redeemable noncontrolling interests	9.0	—	NM	0.1	21.5	(15.4)
Nonredeemable noncontrolling interests	(11.4)	2.9	NM	8.6	(7.4)	(0.5)
Net Income Attributable to Franklin Resources, Inc.	$350.5	$306.4	14%	$245.9	$367.5	$275.9

Earnings per Share
Basic	$0.70	$0.61	15%	$0.48	$0.72	$0.54
Diluted	0.70	0.61	15%	0.48	0.72	0.54
Dividends Declared per Share	$0.27	$0.26	4%	$0.26	$0.26	$0.26

Average Shares Outstanding
Basic	494.7	497.9	(1%)	501.6	504.7	510.3
Diluted	495.3	498.8	(1%)	502.3	505.1	510.8

Operating Margin	27.8%	27.0%		25.4%	26.5%	29.2%

AUM AND FLOWS

(in billions)	Three Months Ended December 31,		% Change
	2019	2018
Beginning AUM	$692.6	$717.1	(3%)
Long-term sales	22.7	21.7	5%
Long-term redemptions	(45.7)	(42.4)	8%
Long-term net exchanges	(0.1)	(0.5)	(80%)
Long-term reinvested distributions	10.8	13.9	(22%)
Net flows	(12.3)	(7.3)	68%
Net market change, distributions and other[4]	18.0	(59.9)	NM
Ending AUM	$698.3	$649.9	7%

AUM BY INVESTMENT OBJECTIVE

(in billions)	31-Dec-19	30-Sep-19	% Change	30-Jun-19	31-Mar-19	31-Dec-18
Equity
Global/international	$163.5	$158.4	3%	$169.8	$174.4	$166.0
United States	117.0	112.1	4%	112.4	109.5	97.1
Total equity	280.5	270.5	4%	282.2	283.9	263.1
Multi-Asset/Balanced	136.5	134.3	2%	136.0	134.7	124.8
Fixed Income
Tax-free	66.7	66.3	1%	65.0	63.4	62.0
Taxable
Global/international	136.7	144.6	(5%)	154.9	152.5	147.7
United States	67.5	67.4	0%	67.9	68.9	42.2
Total fixed income	270.9	278.3	(3%)	287.8	284.8	251.9
Cash Management	10.4	9.5	9%	9.2	8.9	10.1
Total AUM	$698.3	$692.6	1%	$715.2	$712.3	$649.9
Average AUM for the Three-Month Period	$693.8	$702.0	(1%)	$710.8	$688.6	$683.2

AUM AND FLOWS - UNITED STATES AND INTERNATIONAL5

	As of and for the Three Months Ended
(in billions)	31-Dec-19	% of Total	30-Sep-19	% of Total	31-Dec-18	% of Total
Long-Term Sales
United States	$12.9	57%	$13.1	56%	$12.1	56%
International	9.8	43%	10.4	44%	9.6	44%
Total long-term sales	$22.7	100%	$23.5	100%	$21.7	100%
Long-Term Redemptions
United States	$(28.0)	61%	$(23.0)	59%	$(26.4)	62%
International	(17.7)	39%	(16.1)	41%	(16.0)	38%
Total long-term redemptions	$(45.7)	100%	$(39.1)	100%	$(42.4)	100%
AUM
United States	$481.0	69%	$477.9	69%	$433.7	67%
International	217.3	31%	214.7	31%	216.2	33%
Total AUM	$698.3	100%	$692.6	100%	$649.9	100%

AUM AND FLOWS BY INVESTMENT OBJECTIVE

(in billions)	Equity		Multi-Asset/ Balanced	Fixed Income			Cash Management	Total
for the three months ended December 31, 2019	Global/ International	United States		Tax-Free	Taxable Global/ International	Taxable United States
AUM at October 1, 2019	$158.4	$112.1	$134.3	$66.3	$144.6	$67.4	$9.5	$692.6
Long-term sales	3.8	4.4	3.5	2.0	6.6	2.4	—	22.7
Long-term redemptions	(10.7)	(7.6)	(6.2)	(1.9)	(16.2)	(3.1)	—	(45.7)
Long-term net exchanges	(0.2)	0.1	0.1	0.1	(0.7)	0.5	—	(0.1)
Long-term reinvested distributions	2.4	4.8	1.9	0.4	1.0	0.3	—	10.8
Net flows	(4.7)	1.7	(0.7)	0.6	(9.3)	0.1	—	(12.3)
Net market change, distributions and other[4]	9.8	3.2	2.9	(0.2)	1.4	—	0.9	18.0
AUM at December 31, 2019	$163.5	$117.0	$136.5	$66.7	$136.7	$67.5	$10.4	$698.3

(in billions)	Equity		Multi-Asset/ Balanced	Fixed Income			Cash Management	Total
for the three months ended September 30, 2019	Global/ International	United States		Tax-Free	Taxable Global/ International	Taxable United States
AUM at July 1, 2019	$169.8	$112.4	$136.0	$65.0	$154.9	$67.9	$9.2	$715.2
Long-term sales	3.9	4.6	2.5	2.0	8.2	2.3	—	23.5
Long-term redemptions	(11.6)	(5.5)	(4.5)	(1.9)	(12.1)	(3.5)	—	(39.1)
Long-term net exchanges	(0.3)	0.1	—	0.1	(0.3)	0.2	—	(0.2)
Long-term reinvested distributions	0.2	0.1	1.1	0.4	1.0	0.2	—	3.0
Net flows	(7.8)	(0.7)	(0.9)	0.6	(3.2)	(0.8)	—	(12.8)
Net market change, distributions and other[4]	(3.6)	0.4	(0.8)	0.7	(7.1)	0.3	0.3	(9.8)
AUM at September 30, 2019	$158.4	$112.1	$134.3	$66.3	$144.6	$67.4	$9.5	$692.6

(in billions)	Equity		Multi-Asset/ Balanced	Fixed Income			Cash Management	Total
for the three months ended December 31, 2018	Global/ International	United States		Tax-Free	Taxable Global/ International	Taxable United States
AUM at October 1, 2018	$194.4	$115.2	$138.9	$63.9	$150.6	$44.8	$9.3	$717.1
Long-term sales	4.3	4.0	2.8	1.6	7.4	1.6	—	21.7
Long-term redemptions	(9.7)	(6.3)	(6.8)	(3.9)	(12.1)	(3.6)	—	(42.4)
Long-term net exchanges	(0.4)	0.1	(0.2)	(0.2)	0.2	—	—	(0.5)
Long-term reinvested distributions	4.4	5.0	1.9	0.5	1.8	0.3	—	13.9
Net flows	(1.4)	2.8	(2.3)	(2.0)	(2.7)	(1.7)	—	(7.3)
Net market change, distributions and other[4]	(27.0)	(20.9)	(11.8)	0.1	(0.2)	(0.9)	0.8	(59.9)
AUM at December 31, 2018	$166.0	$97.1	$124.8	$62.0	$147.7	$42.2	$10.1	$649.9

Notes

1.	Net income represents net income attributable to Franklin Resources, Inc.

2.	Average AUM represents simple monthly average AUM.

3.
Taxes on income for the quarter ended June 30, 2019 includes an $86.4 million reversal of a tax benefit recognized in the prior fiscal year upon issuance of final regulations by the U.S. Department of Treasury for the Tax Cuts and Jobs Act of 2017.

4.
Net market change, distributions and other includes appreciation (depreciation), distributions to investors that represent return on investments and return of capital, foreign exchange revaluation and net cash management.

5.	International includes North America-based advisors serving non-resident clients.

Franklin Resources, Inc. is a global investment management organization operating together with its subsidiaries as Franklin Templeton. Franklin Templeton’s goal is to deliver better outcomes by providing global and domestic investment management to retail, institutional and sovereign wealth clients in over 170 countries. Through specialized teams, the Company has expertise across all asset classes, including equity, fixed income, alternatives and custom multi-asset solutions. The Company’s more than 600 investment professionals are supported by its integrated, worldwide team of risk management professionals and global trading desk network. With employees in over 30 countries, the California-based company has more than 70 years of investment experience and $698.3 billion in AUM as of December 31, 2019. The Company posts information that may be significant for investors in the Investor Relations and News Center sections of its website, and encourages investors to consult those sections regularly. For more information, please visit investors.franklinresources.com.
Forward-Looking Statements

Statements in this press release regarding Franklin Resources, Inc. and its subsidiaries, which are not historical facts, are “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. When used in this press release, words or phrases generally written in the future tense and/or preceded by words such as “will,” “may,” “could,” “expect,” “believe,” “anticipate,” “intend,” “plan,” “seek,” “estimate” or other similar words are forward-looking statements.

Forward-looking statements involve a number of known and unknown risks, uncertainties and other important factors, some of which are listed below, that could cause actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward-looking statements. While forward-looking statements are our best prediction at the time that they are made, you should not rely on them and are cautioned against doing so. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. They are neither statements of historical fact nor guarantees or assurances of future performance.

These and other risks, uncertainties and other important factors are described in more detail in our recent filings with the U.S. Securities and Exchange Commission, including, without limitation, in Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K for the fiscal year ended September 30, 2019 and our subsequent Quarterly Report on Form 10-Q:

•
Volatility and disruption of the capital and credit markets, and adverse changes in the global economy, may significantly affect our results of operations and may put pressure on our financial results.

•	The amount and mix of our AUM are subject to significant fluctuations.

•	We are subject to significant risk of asset volatility from changes in the global financial, equity, debt and commodity markets.

•	Our funds may be subject to liquidity risks or an unanticipated large number of redemptions.

•	A shift in our asset mix toward lower fee products may negatively impact our revenues.

•	We may not effectively manage risks associated with the replacement of benchmark indices.

•	Poor investment performance of our products could reduce the level of our AUM or affect our sales, and negatively impact our revenues and income.

•	Harm to our reputation may negatively impact our revenues and income.

•
Our business operations are complex and a failure to perform operational tasks properly or the misrepresentation of our services and products resulting, without limitation, in the termination of investment management agreements representing a significant portion of our AUM, could have an adverse effect on our revenues and income.

•	We face risks, and corresponding potential costs and expenses, associated with conducting operations and growing our business in numerous countries.

•
Our increasing focus on international markets as a source of investments and sales of our products subjects us to increased exchange rate and market-specific political, economic or other risks that may adversely impact our revenues and income generated overseas.

•	We may review and pursue strategic transactions that could pose risks to our business.

•
Strong competition from numerous and sometimes larger companies with competing offerings and products could limit or reduce sales of our products, potentially resulting in a decline in our market share, revenues and income.

•	Increasing competition and other changes in the third-party distribution and sales channels on which we depend could reduce our income and hinder our growth.

•	Any failure of our third-party providers to fulfill their obligations, or our failure to maintain good relationships with our providers, could adversely impact our business.

•	We may be adversely affected if any of our third-party providers is subject to a successful cyber or security attack.

•	Our ability to manage and grow our business successfully can be impeded by systems and other technological limitations.

•
Any significant limitation, failure or security breach of our information and cyber security infrastructure, software applications, technology or other systems that are critical to our operations could disrupt our business and harm our operations and reputation.

•
Our inability to recover successfully, should we experience a disaster or other business continuity problem, could cause material financial loss, regulatory actions, legal liability, and/or reputational harm.

•	We depend on key personnel and our financial performance could be negatively affected by the loss of their services.

•	Our future results are dependent upon maintaining an appropriate expense level.

•	Our ability to meet cash needs depends upon certain factors, including the market value of our assets, our operating cash flows and our perceived creditworthiness.

•	We are dependent on the earnings of our subsidiaries.

•	We are subject to extensive, complex, overlapping and frequently changing rules, regulations, policies, and legal interpretations.

•	We may be adversely affected as a result of new or revised legislation or regulations or by changes in the interpretation of existing laws and regulations.

•
Global regulatory and legislative actions and reforms have made the regulatory environment in which we operate more costly and future actions and reforms could adversely impact our financial condition and results of operations.

•	Failure to comply with the laws, rules or regulations in any of the jurisdictions in which we operate could result in substantial harm to our reputation and results of operations.

•	Changes in tax laws or exposure to additional income tax liabilities could have a material impact on our financial condition, results of operations and liquidity.

•	Our contractual obligations may subject us to indemnification costs and liability to third parties.

•
Regulatory and governmental examinations and/or investigations, litigation and the legal risks associated with our business, could adversely impact our AUM, increase costs and negatively impact our profitability and/or our future financial results.

Any forward-looking statement made by us in this press release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

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